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                                                                    EXHIBIT 23.3

July 12, 2002

Golden Star Resources
10579 Bradford Road, Suite 103
Littleton, CO  80127-4247
USA

The undersigned, Mr. Dave Alexander and Mr. Mitchell Wasel, consent to the use of their names in the Registration Statement on Form S-3 (File No. 333-91666) of Golden Star Resources Ltd. (the "Company") as it appears under the headings "Recent Developments- Reserves" and "Experts".


Yours Sincerely,



/s/ DAVE ALEXANDER

Dave Alexander

/s/ MITCHELL WASEL

Mitchell Wasel